UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

EQM TECHNOLOGIES & ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2013

EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240

[•], 2013

Dear Stockholders:

It is our pleasure to invite you to the 2013 Annual Meeting of Stockholders of EQM Technologies & Energy, Inc. We will hold the meeting on Thursday, November 7, 2013, at [•], local time, at [•].

We describe in detail the actions we expect to take at the annual meeting in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

Thank you for your ongoing support of and continued interest in EQM Technologies & Energy.

Sincerely,

Jon Colin
Interim Chief Executive Officer and Director

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2013

EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 7, 2013

Notice is hereby given that the 2013 annual meeting of stockholders (the “Annual Meeting”) of EQM Technologies & Energy, Inc. (the “Company”) will be held on Thursday, November 7, 2013, at [•], local time, at [•], for the following purposes, as more fully described in the accompanying proxy statement:

1.	to elect each of Walter H. Barandiaran, Jon Colin, Paul A. Garrett, Jack S. Greber and Kurien Jacob to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualify;

2.	to approve an Amended & Restated Certificate of Incorporation of the Company increasing the number of authorized shares of the Company’s common stock from 70,000,000 to 100,000,000;

3.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

4.	to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

5.	to vote on a non-binding advisory resolution to determine the frequency (whether every 1 year, every 2 years, or every 3 years) with which the Company’s stockholders shall be entitled to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and

6.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on [·], 2013 are entitled to notice of, and to vote at, the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE: “FOR” the election of each of ITS nominees to the Board; “FOR” THE APPROVAL OF THE AMENDED & RESTATED CERTIFICATE OF INCORPORATION; “FOR” THE RATIFICATION OF THE APPOINTMENT OF Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; “FOR” THE APPROVAL OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; AND TO HOLD A NON-BINDING ADVISORY VOTE TO DETERMINE the frequency of future stockholder ADVISORY votes on THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS on an annual basis by selecting “1 YR” as your choice.

In the election of directors, each director receiving a plurality of affirmative “FOR” votes will be elected. All other proposals require the affirmative “FOR” votes of a majority of the votes cast on the matter, except with respect to the proposal regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers we will consider stockholders to have “approved” the frequency selected by a plurality of the votes cast on the matter.

Your vote is extremely important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

By order of the Board of Directors,

Jon Colin
Interim Chief Executive Officer and Director

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about [·], 2013.

Important Notice Regarding the Availability of Proxy Materials for the
EQM Technologies & Energy, Inc. 2013 Annual Meeting of Stockholders
to be Held on November 7, 2013

The Proxy Statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available on the Internet at [•]

EQM TECHNOLOGIES & ENERGY, INC.

TABLE OF CONTENTS

Questions and Answers about the Proxy Materials and the Annual Meeting	1
Proposals To Be Voted On	8
Proposal No. 1: Election of Directors	8
Proposal No. 2: Approval of Amended & Restated Certificate of Incorporation	17
Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm	18
Proposal No. 4: Advisory Vote on Executive Compensation	19
Proposal No. 5: Advisory Vote on Frequency of Executive Compensation Vote	20
Security Ownership of Certain Beneficial Owners and Management	22
Corporate Governance	25
Director Independence	25
Board and Committee Meetings	25
Board Committees	25
Director Nominations	26
Board Leadership Structure	27
Board Role in Risk Oversight	27
Code of Business Conduct and Ethics	27
Stockholder Communications with the Board	27
Audit Committee Report	29
Executive Compensation	30
Summary Compensation Table	30
Employment Agreements	31
Outstanding Equity Awards at Fiscal Year-End	32
Director Compensation	32
Stockholder Proposals	34
Proxy Solicitation	35
Annual Report	36

PROXY STATEMENT

This proxy statement (“Proxy Statement”) is furnished by the Board of Directors of EQM Technologies & Energy, Inc. (the “Board”) in connection with the solicitation of proxies for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at [•], on Thursday, November 7, 2013, at [•], local time, and any adjournments thereof. This Proxy Statement, along with a Notice of Annual Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to stockholders beginning [·], 2013.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “EQM,” “we,” “our,” “us” and “the Company” to refer to EQM Technologies & Energy, Inc. and its subsidiaries.

Questions and Answers about
the Proxy Materials and the Annual Meeting

Q:	Why did I receive this Proxy Statement?

A:	The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on [·], 2013, the record date, and are entitled to vote at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and its committees, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may write to us at the following address to request an additional copy of these materials:

EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240
Attention: Corporate Secretary

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Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Action Stock Transfer Corp., you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, this Proxy Statement, the Company’s 2012 Annual Report on Form 10-K (the “2012 Form 10-K”), and a proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. If you own shares held in street name, this Proxy Statement and the 2012 Form 10-K have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if the broker, bank or nominee offers these alternatives. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	What am I voting on at the Annual Meeting?

A:	You are voting on the following proposals:

•	to elect five directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	to approve an Amended & Restated Certificate of Incorporation of the Company increasing the number of authorized shares of the Company’s common stock from 70,000,000 to 100,000,000;

•	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

•	to hold a non-binding advisory vote to determine the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board recommends a vote “FOR” the election of each of its nominees to the Board; “FOR” the approval of the Amended & Restated Certificate of Incorporation; “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; “FOR” the approval of a non-binding advisory resolution approving the compensation of our named executive officers; and to hold a non-binding advisory vote to determine the frequency of future stockholder advisory votes on the compensation of our named executive officers on an annual basis by selecting “1 YR” as your choice.

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Q:	How do I vote?

A:	You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•	By telephone or the Internet. If you own shares held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet if they offer that alternative.

•	In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you own shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:	If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of its nominees to the Board; “FOR” the approval of the Amended & Restated Certificate of Incorporation; “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; “FOR” the approval of a non-binding advisory resolution approving the compensation of our named executive officers; and to hold a non-binding advisory vote to determine the frequency of future stockholder advisory votes on the compensation of our named executive officers on an annual basis by selecting “1 YR” as your choice.

Q:	Can my broker vote my shares for me on the election of directors?

A:	No. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please provide voting instructions on the election of directors so your vote can be counted.

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Q:	Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held in street name with a broker, your broker will not be authorized to vote on most items being put to a vote, including the election of directors. If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purpose of determining the presence of a quorum, but otherwise do not affect the outcome of any matter being voted on at a stockholder meeting.

Q:	What are the voting requirements with respect to each of the proposals?

A:	In the election of directors, each director receiving an affirmative (“FOR”) plurality of the votes cast will be elected. You may withhold votes from any or all nominees.

All other proposals require the affirmative (“FOR”) votes of a majority of the votes cast on the matter, except with respect to the proposal regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers we will consider stockholders to have “approved” the frequency selected by a plurality of the votes cast on the matter. Thus, abstentions will not affect the outcome of the votes on these proposals.

If you own shares held in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to be voted on that proposal. Thus, the “broker non-vote” will have no effect on any matter being voted on at the Annual Meeting, assuming that a quorum is present.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock that you hold. As of [•], 2013, the record date, there were [•] shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

Q:	What happens if a nominee for director does not stand for election?

A:	If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for a substitute nominee in place of the nominee who does not stand. We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Jon Colin and Robert R. Galvin, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

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Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote, totaling [•] shares, is represented at the Annual Meeting, either in person or by proxy.

Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder of EQM as of the close of business on [•], 2013, the record date, or if you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the Annual Meeting. If you are not a stockholder of record, but hold shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to [•], 2013, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on November 7, 2013, at [•], local time. You should allow adequate time for check-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds the shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, bank or nominee. You may vote these shares in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy obtained from your broker, bank or nominee.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within EQM or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

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Q:	How are votes counted?

A:	For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN,” except that for the advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers, you may vote “1 YR,” “2 YRS,” “3 YRS,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum, but otherwise will have no effect on the outcome of the vote on the matter.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	EQM is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	How can I obtain EQM corporate governance information?

A:	The following information is available in print to any stockholder who requests it:

•	Certificate of Incorporation of EQM, as amended (the “Existing Charter”)

•	Amended and Restated By-laws of EQM (the “By-laws”)

•	The charters of the following committees of the Board: the Audit Committee, the Nominating Committee and the Compensation Committee

•	Code of Business Conduct and Ethics (the “Code of Ethics”)

•	Policy regarding stockholder communications with the Board

Q:	How may I obtain the 2012 Form 10-K and other financial information?

A:	A copy of the 2012 Form 10-K is enclosed with this Proxy Statement. Stockholders may request another free copy of the 2012 Form 10-K and other financial information by contacting the Company at:

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EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240
Attention: Corporate Secretary

Alternatively, current and prospective investors can access the 2012 Form 10-K at [•]. We will also furnish any exhibit to the 2012 Form 10-K if specifically requested. Our SEC filings are also available free of charge at the SEC’s website, www.sec.gov, and at the Investor Relations portion of our website, www.eqm.com.

Q:	What if I have questions for the Company’s transfer agent?

A:	Please contact our transfer agent at the telephone number or address listed below with any questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Action Stock Transfer Corp.
7069 S. Highland Dr., Suite 300
Salt Lake City, Utah 84121
Telephone: (801) 274-1088
Fax: (801) 274-1099

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240
Attention: Corporate Secretary

7

Proposals To Be Voted On

Proposal No. 1: Election of Directors

There are five nominees for election to the Board at the Annual Meeting: Walter H. Barandiaran, Jon Colin, Paul A. Garrett, Jack S. Greber and Kurien Jacob. Each of the nominees currently serves as a director.

Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.  Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. Management has no reason to expect that any of the nominees will not stand for election.  The election of directors will be determined by a plurality of the votes cast.

The following table and paragraphs set forth information regarding our executive officers and nominees for election to the Board, including the business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors.

Name	Age	Position

Jon Colin	57	Interim Chief Executive Officer and Director

James E. Wendle	58	President and Chief Operating Officer

Robert R. Galvin	51	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

Jack S. Greber	62	Director and Senior Vice President, EPA Federal Programs and Business Development

Walter H. Barandiaran	60	Director, Chairman of the Board and Chairman of the Nominating Committee

Paul A. Garrett	66	Director, Chairman of the Audit Committee and Chairman of the Compensation Committee

Kurien Jacob	66	Director

Executive Officers

Jon Colin has been the Interim Chief Executive Officer of the Company since June 2013 and became a director of the Company in February 2011.  Mr. Colin previously served as CEO of LifeStar Response Corporation (“Lifestar”), which provides emergency and non-emergency ambulance and wheelchair-van transportation services to public and private sector healthcare programs, healthcare facilities, health management organizations and associations, from April 2002 to August 2012. Mr. Colin also served as Chief Operating Officer of LifeStar from October 2000 to April 2002, and a consultant for LifeStar from September 1997 to October 2000.  From 1990 to 1996, Mr. Colin served as President and CEO for Environmental Services of America, Inc., a publicly traded environmental services company.  Mr. Colin also previously served as a director of LifeStar, BAMnet Corporation, and Perma Fix Environmental Services, Inc. (NASDAQ: PESI). Mr. Colin has a B.S. in Accounting from the University of Maryland.

8

James E. Wendle has been the President and Chief Operating Officer of the Company since May 2010. From May 2000 to April 2010, Mr. Wendle was President and Partner of Process Plus Inc., a process engineering and architectural services company with clients in the chemical, bio-fuel and pharmaceutical industries.  From 1990 to 2000 Mr. Wendle was Director and Business Manager of the Process and Facilities division at Belcan Engineering, Inc. a full service engineering company.  From 1985 to 1990, Mr. Wendle was Vice President and Co-Founder of River City Construction Co., focusing in industrial and waste water construction projects throughout the Midwest.  Mr. Wendle has an A.A.S. degree in Architectural Engineering and a B.S. degree in Construction Management from Southern Illinois University.

Robert R. Galvin has been the Chief Financial Officer, Executive Vice President, Secretary and Treasurer of the Company since August 2009. From November 2002 to June 2009, Mr. Galvin was Executive Vice President and Chief Financial Officer of NuCO2, a NASDAQ-listed company focused on the consolidation, integration, and growth of the distribution of bulk CO2 and equipment. From 1998 to 2002, Mr. Galvin was Senior Vice President and Chief Financial Officer of Independent Propane Company, a retail propane distribution company, and from 1993 to 1998, Mr. Galvin was Director of Finance of TA Instruments, a provider of thermal analysis products and services. From 1983 to 1993, Mr. Galvin was with KPMG Peat Marwick, including two years as senior manager in the executive office – department of professional practice. Mr. Galvin is a Certified Public Accountant and has a B.S. degree in Accounting from Villanova University.

Jack S. Greber has been the Senior Vice President of EPA Federal Programs and Business Development of the Company since November 2011 and became a director in February 2011. Mr. Greber previously served as the Company’s President from 2000 through November 2011 and its Chief Executive Officer from March 2008 to November 2011. Mr. Greber has over 38 years of experience in the environmental consulting, engineering, remediation and Clean Tech industry. Mr. Greber is one of the founding members of Environmental Quality Management, Inc., a subsidiary of the Company that began business in 1990. From 1975 to 1990, Mr. Greber was with PEI/International Technology Corporation, a full service environmental and engineering firm, where he was Vice President of Federal Programs. Mr. Greber has a B.S. and M.S. in Zoology from Miami University in Oxford, OH.

Non-Employee Directors

Walter H. Barandiaran, our Chairman, became a director of the Company in February 2011. He has served as a Co-Founder and Managing Partner of The Argentum Group, a New York-based private equity firm since 1987 (“Argentum Group”). He has more than 20 years of private equity investment experience, during which time he has led over 30 investments for Argentum Group’s investment funds. His areas of investment expertise include outsourced/business services, technology-enabled services, and clean (environmental) technologies & services. Until October 14, 2012, Mr. Barandiaran served as a director of Metalico, Inc. (AMEX: MEA), a regional recycling company of ferrous, non-ferrous and platinum group metals, operating 26 recycling facilities primarily in the Northeast. He also sits on the boards of M3 Technologies, Inc., a supplier of advanced ceramic components to the precision, industrial and defense sectors, and Conner Industries, a distributor and remanufacturer of industrial lumber. Mr. Barandiaran has also served as Chairman of the Board of AFS Technologies, Inc., a provider of end-to-end real-time business software solutions engineered specifically for the food and beverage industry, from 2003 until August 2011. Mr. Barandiaran was also the chief executive officer of Horizon Live, Inc., now known as Wimba, Inc., from 2002 until 2004. Mr. Barandiaran is a trustee of The Baruch College Fund of Baruch College, City University of New York. He received a BBA in International Business from Baruch College (CUNY) and attended the New York University Stern School of Business.

9

Paul A. Garrett became a director of EQM in February 2011. Mr. Garrett is also a director and chairman of the audit committee of Metalico, Inc. From 1991 to 1998 he was the chief executive officer of FCR, Inc. (“FCR”), an environmental services company involved in the recycling of paper, plastic, aluminum, glass and metals. Upon FCR’s merger in 1998 into KTI, Inc. (“KTI”), a solid waste disposal and recycling concern that operated waste-to-energy facilities and manufacturing facilities utilizing recycled materials, he was appointed vice chairman and a member of KTI’s Executive Committee. He held those positions until KTI was acquired by Casella Waste Systems, Inc. in 1999. For a period of ten years before his entry into the recycling industry, Mr. Garrett was an audit partner with the former Arthur Andersen & Co., a public accounting firm. Mr. Garrett received a B.B.A. from Ohio University.

Kurien Jacob became a director of EQM in June 2012. Since 2005, Mr. Jacob has been the CEO of AFS Technologies, Inc., a provider of end-to-end real-time business software solutions engineered specifically for the food and beverage industry. Prior to that, Mr. Jacob has held CEO or CFO positions at five different companies in the transportation, manufacturing, consumer electronics, automotive accessories and software industries over the past 25 years. Mr. Jacob began his career in audit and consulting with Deloitte & Touche, a public accounting and consulting firm. Mr. Jacob holds a Bachelor of Commerce degree from the University of Madras, India, is a Fellow of the Institute of Chartered Accountants, England and Wales, and holds an Advanced Management Certificate from the Sloan School of Massachusetts Institute of Technology.

Director and Nominee Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders.  While the Nominating Committee of the Board has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board.  In general, the Nominating Committee expects directors to have broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value, have sufficient time to carry out their duties and provide insight and practical wisdom based on their past experience.  Additionally, we believe that having the highest professional and personal ethics and values, consistent with our longstanding values and standards, is an essential characteristic for our directors.

A brief discussion of the experiences and skills that led to the conclusion is provided below:

•	Walter Barandiaran. The Board believes that, with his knowledge of the industry and his investment experience, Mr. Barandiaran brings to the Board valuable insight on strategic initiatives. In addition, Mr. Barandiaran has extensive expertise in the areas of corporate finance, mergers and acquisitions, corporate strategy and corporate governance.

•	Jon Colin. The Board believes that, with his executive experience in environmental business and his accounting background, Mr. Colin brings important knowledge and industry insights to the Board.

•	Paul Garrett. The Board believes with his extensive accounting experience, Mr. Garrett provides the Board with valuable finance and auditing knowledge.

•	Jack Greber. The Board believes that, with his well-rounded experience, his 38 years of work in the environmental industry and his 31 years of corporate executive experience, Mr. Greber brings to the Board strong leadership and important knowledge to promote business opportunities.

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•	Kurien Jacob. The Board believes that, with his broad based industry background and executive experience, as well as his accounting and finance background, Mr. Jacob brings extensive industry, leadership and financial insights to the Board.

Family Relationships

There are no family relationships among our executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of common stock and other equity securities of the Company. Such persons are required to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that its directors, officers and holders of more than 10% of the Company’s common stock complied with all applicable filing requirements during the 2012 fiscal year.

Related Person Transactions and Certain Relationships

Argentum Capital Partners II, L.P., Argentum Capital Partners, L.P., Walter Barandiaran and Daniel Raynor

Mr. Barandiaran serves as our Chairman of the Board. Mr. Barandiaran and Mr. Raynor are co-managing members of Argentum Investments, LLC, which is the managing member of Argentum Partners II, LLC, which is the general partner of Argentum Capital Partners II, L.P. (“ACP II”). Additionally, Mr. Barandiaran is the President and Mr. Raynor is the chairman of B.R. Associates, Inc., which is the general partner of Argentum Capital Partners, L.P. (“ACP”). As of September 16, 2013, ACP II, ACP, Mr. Barandiaran and Mr. Raynor, collectively, beneficially owned 35,973,311 shares of our common stock.

Effective as of January 1, 2010, we entered into an agreement with Argentum Group, an affiliate of ACP II, pursuant to which we engaged Argentum Group as our exclusive investment banker and financial advisor, to provide us with assistance in identifying and analyzing potential mergers, acquisitions and financing transactions, among other things (the “Advisory Agreement”).  On October 1, 2010, the Advisory Agreement was assigned by Argentum Group to Argentum Equity Management, LLC, also an affiliate of ACP II.  Pursuant to the Advisory Agreement, Argentum Group (and subsequently, Argentum Equity Management, LLC following the assignment of the Advisory Agreement) was paid $10,000 per month in cash as a non-refundable monthly retainer (the “Monthly Retainer”). Effective November 1, 2011, the Advisory Agreement was amended, lowering the Monthly Retainer to $5,000. Additionally, the Advisory Agreement provided for payment of the following transaction based success fees (the “Success Fees”), subject to offset for the aggregate amount of the Monthly Retainer paid since the inception of the Advisory Agreement: (i) upon the closing of an M&A Transaction (as defined in the Advisory Agreement), a cash fee equal to 3% of the Transaction Value (as defined in the Advisory Agreement) up to $10 million and 2% of the Transaction Value over $10 million; and (ii) upon the closing of a Financing Transaction (as defined in the Advisory Agreement), a cash fee equal to 2.5% of the amount of equity capital raised and 1.5% of the amount of any mezzanine debt capital raised. Pursuant to the Advisory Agreement, no Success Fees were to be earned on equity capital raised from the Company’s existing stockholders or on any bank debt provided or arranged by our existing lenders.

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Through June 30, 2012, we paid to Argentum Group and Argentum Equity Management, LLC, in the aggregate, $260,000 in Monthly Retainer fees under the Advisory Agreement, and Argentum Equity Management, LLC was entitled to receive an additional $37,081 in Success Fees (after deducting Monthly Retainer fees paid) in connection with the closing of an M&A Transaction (the Beacon Merger (as defined below)). In connection with the execution of the Management Services Agreement (as defined below), this additional $37,081 in Success Fees has been waived by Argentum Equity Management, LLC.

Effective July 1, 2012, the Advisory Agreement was amended and restated as a Management Services Agreement (the “Management Services Agreement”), pursuant to which we engaged Argentum Equity Management, LLC to provide certain management services to us, including serving as a consultant with respect to periodic reviews of our business, operations, and strategic direction; assisting our Board in corporate governance, personnel, compensation, and other matters; providing us with assistance in identifying and analyzing potential mergers, acquisitions and financing transactions; and providing us with the services of our Chairman of the Board, among other things. In consideration of the performance of these services, the Management Services Agreement provides for the payment of minimum annual fees to Argentum Equity Management, LLC as follows: $120,000 for the period January 1, 2013 to December 31, 2013, $150,000 for the period January 1, 2014 to December 31, 2014, and $180,000 for the periods January 1, 2015 to December 31, 2015. The annual fee is payable in monthly installments in arrears in cash. The Management Services Agreement will continue in effect until the earlier of (i) the date as of which Argentum Equity Management, LLC or one or more of its affiliates no longer collectively control, in the aggregate, at least 20% of our equity interests (on a fully diluted basis), or (ii) such earlier date as we and Argentum Equity Management, LLC may mutually agree.

On February 7, 2011, in accordance with the terms of a merger agreement dated as of January 25, 2011 (the “Beacon Merger Agreement”), we issued to ACP II 20,518,724 shares of common stock, including 7,965,548 shares held in escrow pursuant to the terms of the Beacon Merger Agreement (the “Escrow Shares”), and 952,381 shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) in exchange for its shares of common stock, junior preferred stock and senior preferred stock of Environmental Quality Management, Inc., now a wholly-owned subsidiary of the Company (“EQ”), and all accrued but unpaid dividends on their shares of preferred stock.  All of the Escrow Shares were released from escrow and delivered to ACP II on or about February 7, 2012.

On February 7, 2011, in connection with the Company’s “reverse merger” with EQ whereby EQ became a wholly-owned subsidiary of the Company (the “Beacon Merger”), we issued to ACP a subordinated promissory note accruing interest at 10% per annum and due and payable on February 7, 2014 (a “Beacon Merger Note”) in principal amount of $100,000 and 18,328 shares of common stock in exchange for a secured promissory note of the Company’s predecessor, Beacon Energy Holdings, Inc. (“Beacon”), accruing interest at 15% per annum and due and payable on February 7, 2014 (an “Old Beacon Note”) in the same principal amount and $26,061 of accrued and unpaid interest thereon, we issued to ACP II a Beacon Merger Note in principal amount of $300,000 and 54,982 shares of common stock in exchange for an Old Beacon Note in the same principal amount and $78,183 of accrued and unpaid interest thereon, and we issued to Mr. Barandiaran a Beacon Merger Note in principal amount of $150,000 and 27,491 shares of common stock in exchange for an Old Beacon Note in the same principal amount and $38,210 of accrued and unpaid interest thereon.  On January 10, 2013, in connection with the completion of the sale of the biodiesel production facility in Cleburne, Texas and related assets (the “Biodiesel Transaction”) by Beacon Energy (Texas) Corp., a wholly-owned subsidiary of the Company, to Delek Renewables, LLC, the Company paid ACP, ACP II and Mr. Barandiaran cash as payment in full of the Beacon Merger Notes, including the outstanding unpaid principal and accrued but unpaid interest thereon, and the Beacon Merger Notes were cancelled. The amount paid to ACP, ACP II and Mr. Barandiaran for their Beacon Merger Notes is presented in the table below.

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On March 15, 2011, ACP purchased a subordinated convertible note (“March 15 Note”) in principal amount of $300,000 for $300,000 in cash, ACP II purchased a March 15 Note in principal amount of $300,000 for $300,000 in cash, Mr. Barandiaran purchased a March 15 Note in principal amount of $100,000 for $100,000 in cash, a trust controlled by Mr. Raynor purchased a March 15 Note in principal amount of $50,000 for $50,000 in cash, and a second trust controlled by Mr. Raynor purchased a March 15 Note in principal amount of $50,000 for $50,000 in cash.  On May 13, 2011, ACP purchased a subordinated convertible note (“May 13 Note”) in principal amount of $50,000 for $50,000 in cash.  The current amount of principal and accrued and unpaid interest outstanding on each of these notes is presented in the table below.

On November 4, 2011, ACP II purchased a 10% demand note issued by the Company (“Demand Note”) in principal amount of $1,000,000 for $1,000,000 in cash and Mr. Barandiaran purchased a Demand Note in principal amount of $100,000 for $100,000 in cash.  These Demand Notes were cancelled on December 30, 2011 in connection with the purchase by ACP II and Mr. Barandiaran of subordinated convertible notes issued on December 30, 2011 (“December 30 Notes”), as discussed below.

On December 30, 2011, ACP II purchased a December 30 Note in principal amount of $1,015,556 in exchange for $1,000,000 unpaid principal amount and $15,556 accrued and unpaid interest on the Demand Note held by ACP II, Mr. Barandiaran purchased a December 30 Note in principal amount of $101,556 in exchange for $100,000 unpaid principal amount and $1,556 accrued and unpaid interest on the Demand Note held by Mr. Barandiaran, and a trust controlled by Mr. Raynor purchased a December 30 Note in principal amount of $50,000 for $50,000 in cash.  The current amount of principal and accrued and unpaid interest outstanding on each of these notes is presented in the table below.

Carlos Agüero and Metalico, Inc.

Mr. Agüero served as a director of the Company from February 7, 2011 until his resignation on June 7, 2012. Mr. Agüero serves as the Chairman, President and Chief Executive Officer of Metalico, Inc. (“Metalico”). Additionally, Mr. Agüero served as the Chairman of the Board of Beacon from September 2006 to February 2011, and as the President of Beacon from February 2009 to February 2011. As of September 16, 2013, Mr. Agüero and Metalico, collectively, beneficially owned 3,043,586 shares of our common stock.

On February 7, 2011, in connection with the Beacon Merger, we issued to Mr. Agüero a subordinated promissory note of Beacon in the principal amount of $350,000, accruing interest at 10% per annum and due and payable on February 7, 2012 (the “Beacon Director Note”), in exchange for $350,000 of advances made prior to the Beacon Merger to pay Beacon’s operating expenses. On March 30, 2012, the Company paid Mr. Agüero $300,000 in cash as payment in full of the Beacon Director Note, including the outstanding $350,000 unpaid principal and $40,466 accrued but unpaid interest thereon, and the Beacon Director Note was cancelled.

On February 7, 2011, in connection with the Beacon Merger, we issued to Mr. Agüero a Beacon Merger Note in principal amount of $150,000 and 27,533 shares of common stock in exchange for an Old Beacon Note in the same principal amount and $39,092 of accrued and unpaid interest thereon. On January 10, 2013, in connection with the completion of the Biodiesel Transaction, the Company paid Mr. Agüero cash as payment in full of his Beacon Merger Note, including the outstanding unpaid principal and accrued but unpaid interest thereon, and his Beacon Merger Note was cancelled. The amount paid to Mr. Agüero for his Beacon Merger Note is presented in the table below.

On May 13, 2011, Mr. Agüero purchased a May 13 Note in principal amount of $50,000 for $50,000 in cash. The current amount of principal and accrued and unpaid interest outstanding on this note is presented in the table below.

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Jack Greber

Mr. Greber is a director and Senior Vice President, EPA Federal Programs and Business Development of EQM and served as President from 2000 through November 2011 and Chief Executive Officer from March 2008 to November 2011. As of September 16, 2013, Mr. Greber beneficially owned 6,434,433 shares of our common stock.

On February 7, 2011, in accordance with the terms of the Beacon Merger Agreement, we issued to Mr. Greber 2,918,184 shares of common stock, including 799,065 Escrow Shares, in exchange for his shares of EQ common stock and junior preferred stock, and all accrued but unpaid dividends on his shares of junior preferred stock. All of the Escrow Shares were released from escrow and delivered to Mr. Greber on or about February 7, 2012.

On February 7, 2011, in connection with the Beacon Merger, we issued to Mr. Greber a Beacon Merger Note in principal amount of $200,000 and 39,093 shares of common stock in exchange for an Old Beacon Note in the same principal amount and $52,122 of accrued and unpaid interest thereon. On January 10, 2013, in connection with the completion of the Biodiesel Transaction, the Company paid Mr. Greber cash as payment in full of the Beacon Merger Note, including the outstanding unpaid principal and accrued but unpaid interest thereon, and his Beacon Merger Note was cancelled. The amount paid to Mr. Greber for his Beacon Merger Note is presented in the table below.

On March 15, 2011, Mr. Greber purchased a March 15 Note in principal amount of $375,000 for $375,000 in cash. The current amount of principal and accrued and unpaid interest outstanding on this note is presented in the table below.

On November 4, 2011, Mr. Greber purchased a Demand Note in principal amount of $125,000 for $125,000 in cash. This Demand Note was cancelled on December 30, 2011 in connection with the purchase by Mr. Greber of a December 30 Note, as discussed below.

On December 30, 2011, Mr. Greber purchased a December 30 Note in principal amount of $376,944 in exchange for (i) $125,000 principal amount and $1,944 accrued and unpaid interest on the Demand Note held by him, and (ii) $250,000 principal amount under a promissory note in principal amount of $400,000, accruing interest at 10% per annum, and due and payable on January 31, 2012 (the “EQ Officer Advance Note”). As a result of this transaction the Demand Note held by Mr. Greber was cancelled. The current amount of principal and accrued and unpaid interest outstanding on this note is presented in the table below.

Additionally, on December 30, 2011, the Company issued to Mr. Greber a subordinated promissory note in the principal amount of $150,000 (the “EQ Officer Transition Note”) in exchange for the remaining $150,000 in principal amount under the EQ Officer Advance Note, as a result of which the EQ Officer Advance Note was cancelled. The EQ Officer Transition Note accrued interest at 10% per annum, was due and payable on December 31, 2012, and was unsecured and subordinate to our obligations to our senior lender, the Beacon Merger Notes and the Beacon Director Note. On March 31, 2012, the EQ Officer Transition Note was refinanced with the issuance of a subordinated convertible note issued on March 30, 2012 (a “March 2012 Note”, and together with the March 15 Notes, the May 13 Notes and the December 30 Notes, each a “Private Placement Note” and collectively the “Private Placement Notes”).

On March 30, 2012, we issued to Mr. Greber a March 2012 Note in the principal amount of $188,959, in exchange for $150,000 in principal amount under the EQ Officer Transition Note and $38,959 in accrued and unpaid interest thereon, as a result of which the EQ Officer Transition Note was cancelled. The current amount of principal and accrued and unpaid interest outstanding on this note is presented in the table below.

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Jon Colin, James Wendle, Robert Galvin, and Kurien Jacob

Jon Colin serves as EQM’s Interim Chief Executive Officer and a director, James E. Wendle serves as EQM’s President and Chief Operating Officer, Robert R. Galvin serves as EQM’s Chief Financial Officer, Executive Vice President, Secretary and Treasurer, and Kurien Jacob serves as a director of EQM.

On February 7, 2011, in accordance with the terms of the Beacon Merger Agreement, we issued to Messrs. Wendle and Galvin 497,124 and 621,405 shares of common stock, including 136,124 and 170,155 Escrow Shares, respectively, in exchange for their shares of EQ common stock. All of the Escrow Shares were released from escrow and delivered to Messrs. Wendle and Galvin on or about February 7, 2012.

On February 7, 2011, in connection with the Beacon Merger we issued to Mr. Jacob a Beacon Merger Note in principal amount of $50,000 and 9,759 shares of common stock in exchange for an Old Beacon Note in the same principal amount and $13,030 of accrued and unpaid interest thereon. As of December 31, 2012, $59,667, including accrued and unpaid interest, was outstanding under this Beacon Merger Note. On January 10, 2013, in connection with the completion of the Biodiesel Transaction, the Company paid Mr. Jacob cash as payment in full of the Beacon Merger Note, including the outstanding unpaid principal and accrued but unpaid interest thereon, and the Beacon Merger Note was cancelled. The amount paid to Mr. Jacob for his Beacon Merger Note is presented in the table below.

On March 15, 2011, Messrs. Wendle, Galvin, and Jacob purchased March 15 Notes in principal amounts of $50,000, $50,000 and $50,000, respectively, for $50,000, $50,000 and $50,000 in cash.

On May 13, 2011, Messrs. Colin and Wendle purchased May 13 Notes in principal amounts of $100,000 and $50,000, respectively, for $100,000 and $50,000 in cash. The current amount of principal and accrued and unpaid interest outstanding on each of these notes is presented in the table below.

On November 4, 2011, Mr. Wendle purchased Demand Notes in principal amount of $60,000 for $60,000 in cash. This Demand Note was cancelled on December 30, 2011 in connection with the purchase by Mr. Wendle of a December 30 Note, as discussed below.

On December 30, 2011, Mr. Wendle purchased a December 30 Note in exchange for $60,000 principal amount and $933 accrued and unpaid interest on the Demand Note held by him. The current amount of principal and accrued and unpaid interest outstanding on this note is presented in the table below.

Beacon Merger Notes Cancellation – Related Parties

On January 10, 2013, in connection with the completed of the Biodiesel Transaction, the Company paid the following in cash to the following related parties in exchange for all outstanding principal and accrued and unpaid interest on their Beacon Merger Notes.

	Cash Paid	Principal	Interest
Argentum Capital Partners II, L.P.	$358,917	$300,000	$58,917
Argentum Capital Partners, L.P.	$119,639	$100,000	$19,639
Walter Barandiaran	$179,458	$150,000	$29,458
Carlos Agüero	$179,458	$150,000	$29,458
Jack Greber	$283,778	$200,000	$83,778
Kurien Jacob	$59,694	$50,000	$9,694

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Related Party Holdings

As of June 30, 2013, the following principal and interest amounts were outstanding on notes held by the following related parties:

	March 15 Notes		May 13 Notes		December 30 Notes		March 2012 Notes
	Principal	Interest	Principal	Interest	Principal	Interest	Principal	Interest
Argentum Capital Partners II, L.P.	$300,000	$69,750	$-	$-	$1,015,556	$154,308	$-	$-
Argentum Capital Partners, L.P.	$300,000	$69,750	$50,000	$10,806	$-	$-	$-	$-
Walter Barandiaran	$100,000	$23,250	$-	$-	$101,556	$15,431	$-	$-
Daniel Raynor	$100,000	$23,250	$-	$-	$50,000	$7,597	$-	$-
Carlos Agüero	$-	$-	$50,000	$10,806	$-	$-	$-	$-
Jack Greber	$375,000	$87,188	$-	$-	$376,944	$57,275	$188,959	$23,935
James Wendle	$50,000	$11,625	$50,000	$10,806	$60,933	$9,258	$-	$-
Robert Galvin	$50,000	$11,625	$-	$-	$-	$-	$-	$-
Jon Colin	$-	$-	$100,000	$21,611	$-	$-	$-	$-
Kurien Jacob	$50,000	$11,625	$-	$-	$-	$-	$-	$-

As of December 31, 2012, the following principal and interest amounts were outstanding on notes held by the following related parties:

	March 15 Notes		May 13 Notes		December 30 Notes		March 2012 Notes
	Principal	Interest	Principal	Interest	Principal	Interest	Principal	Interest
Argentum Capital Partners II, L.P.	$300,000	$54,750	$-	$-	$1,015,556	$103,530	$-	$-
Argentum Capital Partners, L.P.	$300,000	$54,750	$50,000	$8,306	$-	$-	$-	$-
Walter Barandiaran	$100,000	$18,250	$-	$-	$101,556	$10,353	$-	$-
Daniel Raynor	$100,000	$18,250	$-	$-	$50,000	$5,097	$-	$-
Carlos Agüero	$-	$-	$50,000	$8,306	$-	$-	$-	$-
Jack Greber	$375,000	$68,438	$-	$-	$376,944	$38,427	$188,959	$14,487
James Wendle	$50,000	$9,125	$50,000	$8,306	$60,933	$6,212	$-	$-
Robert Galvin	$50,000	$9,125	$-	$-	$-	$-	$-	$-
Jon Colin	$-	$-	$100,000	$16,611	$-	$-	$-	$-
Kurien Jacob	$50,000	$9,125	$-	$-	$-	$-	$-	$-

Procedures for Review and Approval of Transactions with Related Parties

All transactions between us and any of our officers, directors, director nominees, principal stockholders or their immediate family members are required to be approved by the Audit Committee, and to be on terms no less favorable to us than we could obtain from unaffiliated third parties. Such policy and procedures are set forth in a resolution of the Board.

Vote Required

Each nominee receiving an affirmative plurality of the votes cast will be elected to the Board. You may withhold votes from any or all nominees.

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Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of its nominees to the Board to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Proposal No. 2: Approval of Amended & Restated Certificate of Incorporation

On August 8, 2013, a majority of the Board approved and deemed advisable the amendment and restatement of the Existing Charter through the Amended & Restated Certificate of Incorporation, which, if approved and adopted by the Company’s stockholders, would increase the number of authorized shares of the Company’s common stock, $0.001 par value per share, to 100,000,000 and thereby increase the number of authorized shares of all classes of the Company’s stock to 105,000,000. The increase in the number of authorized shares of common stock would become effective upon the filing of a corresponding Amended & Restated Certificate of Incorporation with the Secretary of State of Delaware. If the Amended & Restated Certificate of Incorporation is approved by stockholders at the annual meeting, we intend to file the Amended & Restated Certificate of Incorporation as soon as practicable following the annual meeting.

Outstanding Shares and Purpose of the Proposal

The Existing Charter provides that the Company is authorized to issue up to 75,000,000 shares of all classes of the Company’s stock, including 70,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 952,381 are designated shares of Series A Preferred Stock. As of the record date, [•] shares of common stock and [•] shares of Series A Preferred Stock were issued and outstanding, which shares of Series A Preferred Stock are convertible into a total of [•] shares of common stock.

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. Given that once authorized, the additional shares of common stock may be issued by the Board without the delay and expense associated with obtaining stockholder approval (unless such stockholder approval is required by law or applicable stock exchange requirements), the Board believes that additional authorized shares of common stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company.

Effects of the Increase in Authorized Common Stock

Increasing the number of authorized shares of common stock will not alter the number of shares of common stock presently issued and outstanding or change the relative rights of holders of such shares. If this proposal is approved and implemented by the Company, the additional shares of common stock will be identical in all respects to our presently authorized shares of common stock. Holders of common stock have no preemptive rights to purchase or subscribe for any newly issued shares of common stock. Therefore, the authorization and subsequent issuance of additional shares of common stock may, among other things, have a dilutive effect on the voting power, earnings per share and equity interest of existing holders of common stock. However, the actual effect on the present holders of common stock cannot be ascertained until such additional shares of common stock are issued. No appraisal rights will be afforded to our stockholders under the General Corporation Law of the State of Delaware (the “DGCL”) as a result of the approval of this proposal.

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Possible Anti-Takeover Effects of the Increase in Authorized Common Stock

The availability of authorized but unissued shares may enable our Board to render it more difficult or discourage an attempt to obtain control of the Company, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

The complete text of the Amended & Restated Certificate of Incorporation is set forth as Annex A to this proxy statement, and stockholders are urged to review Annex A together with the foregoing information, which is qualified in its entirety by reference to Annex A.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the Amended & Restated Certificate of Incorporation. Thus, abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the Amended & Restated Certificate of Incorporation.

Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Although this appointment does not require ratification, the Board has directed that the appointment of Marcum LLP be submitted to stockholders for ratification due to the significance of the appointment. If stockholders do not ratify the appointment of Marcum LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Marcum LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012. A representative of Marcum LLP is expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement.

Audit Fees. The aggregate fees billed for professional services rendered was $160,500 and $211,000 for the audits of our annual financial statements for the fiscal years ended December 31, 2012 and 2011, respectively, which services included the cost of the reviews of the condensed consolidated financial statements for the years ended December 31, 2012 and 2011, and other periodic reports for each respective year.

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Audit-Related Fees. The aggregate fees billed for professional services categorized as Audit-Related Fees rendered was $62,600 and $19,500 for the years ended December 31, 2012 and 2011, respectively.

Tax Fees. For the years ended December 31, 2012 and 2011, the principal accountant billed $0 and $0, respectively, for tax compliance.

All Other Fees. Other than the services described above, the aggregate fees billed for services rendered by the principal accountant were $20,873 and $12,000, respectively, for the fiscal years ended December 31, 2012 and 2011.

Audit Committee Policies and Procedures. The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to the de-minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be nonetheless be approved by the Board prior to the completion of the audit. Each year the independent auditor’s retention to audit our financial statements, including the associated fee, is approved by the Audit Committee before the filing of the previous year’s Annual Report on Form 10-K. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each such subsequent meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Each new engagement of Marcum LLP, has been approved in advance by the Board, and none of those engagements made use of the de-minimums exception to the pre-approval contained in Section 10A(i)(1)(B) of the Exchange Act.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Thus, abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Proposal No. 4: Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

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We are asking stockholders to indicate their support for the compensation of our named executive officers named in the “Summary Compensation Table” included in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our named executive officers. Accordingly, we will ask stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

Adoption of this resolution will require the affirmative vote of the majority of the shares cast on the matter. Thus, abstentions will not affect the outcome of the vote on the proposal.

The Board unanimously recommends a vote “FOR” the adoption of the resolution approving the compensation of the Company’s named executive officers.

Proposal No. 5: Advisory Vote on Frequency of Executive Compensation Vote

The Dodd-Frank Act also enables stockholders to indicate how frequently we should seek an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as relates to Proposal 4 in this Proxy Statement. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for an annual interval for the advisory vote on executive compensation. We believe that an annual vote allows for the most frequent input from stockholders with respect to our executive compensation philosophy, policies and practices. Additionally, an annual vote permits stockholders to observe and evaluate the effect of any changes to the Company’s executive compensation policies and practices that have occurred since the last advisory vote on executive compensation. As such, an annual vote would likely foster more robust dialogue between the Board and our stockholders.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

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Vote Required

We will consider stockholders to have “approved” the frequency selected by a plurality of the votes cast on the proposal. Thus, abstentions will not affect the outcome of the vote on the proposal.

The Board unanimously recommends a vote to hold a non-binding advisory vote to determine the frequency of future stockholder advisory votes on the compensation of our named executive officers on an annual basis by selecting “1 YR” as your choice.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 16, 2013, by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The information relating to our 5% beneficial owners is based on information we received from such holders. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Except as otherwise set forth below, the address of persons listed below is c/o EQM Technologies & Energy, Inc., 1800 Carillon Boulevard, Cincinnati, OH 45240. Unless otherwise indicated, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Outstanding Common Stock (1)
5% or Greater Stockholders
Argentum Capital Partners II, L.P. (2)	33,529,680	62.1%
David Dunbar (3)	2,918,184	7.0%
Metalico, Inc. (4)	2,274,735	5.5%

Directors and Named Executive Officers
Jon Colin (5)	665,764	1.6%
James E. Wendle (6)	1,842,508	4.3%
Robert R. Galvin (7)	1,565,711	3.7%
Jack S. Greber (8)	6,434,433	14.3%
Walter H. Barandiaran (9)	35,512,963	63.8%
Paul A. Garrett (10)	175,000	*
Kurien Jacob (11)	216,825	*

All executive officers and directors as a group (7 persons) (12)	46,413,204	74.5%

* Represents holdings of less than 1% of shares outstanding.

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(1)	Based on 41,473,570 shares of our common stock outstanding on September 16, 2013, and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of September 16, 2013.

(2)	Consists of 21,037,043 shares of our common stock, 3,921,208 shares common stock issuable upon the conversion of convertible debt and related accrued interest and 8,571,429 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock held by ACP II. Argentum Investments, LLC is the managing member of Argentum Partners II, LLC, which is the general partner of ACP II. Walter H. Barandiaran and Daniel Raynor are co-managing members of Argentum Investments, LLC. Each of Messrs. Barandiaran and Raynor, and Argentum Investments, LLC and Argentum Partners II, LLC, may be deemed to beneficially own the shares of our common stock held by ACP II. Each of Messrs. Barandiaran and Raynor disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The business address of ACP II is 60 Madison Avenue, Suite 701, New York, NY 10010.

(3)	Consists of 2,918,184 shares of our common stock. The address of Mr. Dunbar is 7624 Elliott Drive, Raleigh, NC 27613.

(4)	Based on a Schedule 13G filed by Metalico, Inc. on February 8, 2013. The business address of Metalico, Inc. is 186 North Ave. East, Cranford, NJ 07016.

(5)	Consists of 50,000 shares of our common stock, as well as 306,250 shares issuable upon the exercise of stock options and 309,514 shares of our common stock issuable upon the conversion of convertible debt and related accrued interest.

(6)	Consists of 497,124 shares of our common stock, as well as 855,000 shares issuable upon the exercise of stock options and 490,384 shares of our common stock issuable upon the conversion of convertible debt and related accrued interest.

(7)	Consists of 621,405 shares of our common stock, 787,500 shares issuable upon the exercise of stock options and 156,806 shares of our common stock issuable upon the conversion of convertible debt and related accrued interest.

(8)	Consists of 3,058,314 shares of our common stock, as well as 551,250 shares issuable upon the exercise of stock options and 2,824,869 shares of our common stock issuable upon the conversion of convertible debt and related accrued interest.

(9)	Consists of (i) 103,269 shares of our common stock and 611,650 shares of our common stock issuable upon the conversion of convertible debt and related accrued interest, held by Mr. Barandiaran directly, (ii) 21,037,043 shares of our common stock, 3,921,208 shares of our common stock issuable upon the conversion of convertible debt and related accrued interest and 8,571,429 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock held by ACP II, and (iii)172,774 shares of common stock and 1,095,590 shares of common stock issuable upon the conversion of convertible debt and related accrued interest held by Argentum Capital Partners, L.P. (“ACP”). Mr. Barandiaran is a co-managing member of Argentum Investments, LLC, which is the managing member of Argentum Partners II, LLC, which is the general partner of ACP II. Additionally, Mr. Barandiaran is the President of B.R. Associates, Inc., which is the general partner of ACP. As a result of these relationships, Mr. Barandiaran may be deemed to beneficially own the shares of our common stock held by ACP II and ACP. Mr. Barandiaran disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)	Consists of 50,000 shares of our common stock, as well as 125,000 shares issuable upon the exercise of stock options.

(11)	Consists of 35,019 shares of our common stock as well as 25,000 shares issuable upon the exercise of stock options and 156,806 shares of our common stock issuable upon the conversion of convertible debt and related accrued interest.

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(12)	Consists of 25,624,948 shares of our common stock, 8,571,421 shares of our common stock issuable upon the conversion of shares of Series A Preferred Stock, 9,566,827 shares of our common stock issuable upon the conversion of convertible debt and related accrued interest and 2,650,000 shares of our common stock issuable upon the exercise of stock options.

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Corporate Governance

Director Independence

The Board has determined that all of the Company’s non-employee directors, other than Mr. Barandiaran, are independent within the meaning of SEC and NASDAQ rules. The Board has also determined that all directors serving on the Audit Committee, Nominating Committee and Compensation Committee are independent within the meaning of SEC and NASDAQ rules, other than Mr. Barandiaran, who is Chairman of the Nominating Committee, and Mr. Greber, who is a member of the Nominating Committee.

Board and Committee Meetings

During the fiscal year ended December 31, 2012, the Board held seven meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees). We have no written policy regarding director attendance at annual meetings of stockholders. All of our then-incumbent directors attended last year’s annual meeting of stockholders.

During the fiscal year ended December 31, 2012, there was one meeting of the Audit Committee, there was one meeting of the Compensation Committee, and there were no meetings of the Nominating Committee.

Board Committees

Our Board has three standing committees to assist it with its responsibilities. These committees are described below.

The Audit Committee, which is comprised of directors who satisfy the SEC and NASDAQ audit committee membership requirements, is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management and our independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains our independent registered public accounting firm. It maintains direct responsibility for the compensation, termination and oversight of our independent registered public accounting firm and evaluates its qualifications, performance and independence. The Audit Committee also monitors compliance with our policies on ethical business practices and reports on these items to the Board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. Our Audit Committee is comprised of Messrs. Garrett and Jacob, each of whom is independent under applicable NASDAQ listing standards. Mr. Garrett is the Chairman of the committee.

The Board has determined that Mr. Garrett is the Audit Committee financial expert, as defined under the Exchange Act. The Board made a qualitative assessment of Mr. Garrett’s level of knowledge and experience based on a number of factors, including his experience as a certified public accountant for a major accounting firm and financial sophistication from his years managing private investment funds. The Audit Committee charter is posted on our website at www.eqm.com.

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The Compensation Committee determines all compensation for our Chief Executive Officer; reviews and approves corporate goals relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plan; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The Compensation Committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where Board approval is required. Our Compensation Committee is comprised of Messrs. Garrett and Jacob, each of whom is independent under applicable NASDAQ listing standards. Mr. Garrett is the Chairman of the Compensation Committee. The Compensation Committee charter is posted on our website at www.eqm.com.

The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board performance and reviews Board compensation. The Nominating Committee also acts as a screening and Nominating Committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates.  The Nominating Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. Our Nominating Committee is comprised of Messrs. Barandiaran, Greber and Jacob, of whom Mr. Jacob is independent under applicable NASDAQ listing standards. Mr. Barandiaran is the chairman of the Nominating Committee. The Nominating Committee charter is posted on our website at www.eqm.com.

Director Nominations

In fulfilling its responsibilities, the Nominating Committee in each case evaluates the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, such as: (a) unquestionable integrity and honesty; (b) the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; (c) recognized leadership in business or professional activity; (d) a background and experience which will complement the talents of the other Board members; (e) willingness and capability to take the time to actively participate in Board and committee meetings and related activities; (f) ability to work professionally and effectively with other Board members and the Company’s management; (g) an age to enable the director to remain on the Board long enough to make an effective contribution; and (h) lack of realistic possibilities of conflict of interest or legal prohibition. Other than the foregoing factors, there are no stated minimum criteria for director nominees. The Nominating Committee may also consider such other factors as it may deem to be in the best interests of EQM and its stockholders.

The Nominating Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. For more information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

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The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, thereby balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. Alternative sources may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

Board Leadership Structure

The Board is led by Walter Barandiaran, the Company’s Chairman of the Board. Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer. In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time. The Board has determined that separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the Company’s stockholders at this time. This structure permits the Chief Executive Officer to focus exclusively on the management of the Company’s day-to-day operations and the Board to provide appropriate oversight.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities. Members of each committee report to the full Board at the next Board meeting regarding risks discussed by such committee. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, officers and directors. A copy of the Code is publicly available on our website at www.eqm.com. Amendments to the Code or any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will also be disclosed on our website.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

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Board of Directors (or name of individual director)
c/o Corporate Secretary
EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by EQM regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240

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Audit Committee Report

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2012 with both management and Marcum LLP, the Company’s independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with Marcum LLP such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

AUDIT COMMITTEE

Paul A. Garrett (Chairman)
Kurien Jacob

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Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
James E. Wendle,	2012	230,000		40,000	(1)	-		-		18,000	(2)	288,000
President and Chief Operating Officer	2011	230,000		39,649	(3)	92,000	(4)	159,999	(5)	-		521,648

Robert R. Galvin,	2012	225,000		50,000	(1)	-		-		18,000	(2)	293,000
Chief Financial Officer	2011	225,000		51,606	(6)	115,000	(7)	147,368	(8)	-		538,974

Jack S. Greber,	2012	180,000		40,000	(1)	-		-		18,000	(2)	238,000
Senior Vice President of Business Development	2011	224,000	(9)	-		-		103,157	(10)	26,495	(11)	353,652

________________

(1)	Represents a performance based cash bonus earned for the year ended December 31, 2012 and paid on February 8, 2013.
(2)	Represents an auto allowance.
(3)	Mr. Wendle earned a cash bonus to compensate for the estimated cost of income taxes which Mr. Wendle incurred in connection with the deemed compensation of $92,000 related to Mr. Wendle’s purchase of 400,000 shares of our common stock in January 2011 (See Footnote 4 below). This bonus was paid on July 13, 2012.
(4)	On January 23, 2011, Mr. Wendle purchased 400,000 shares of our common stock, valued at $96,000, for an aggregate purchase price of approximately $4,000. Amount shown represents the excess of the fair value of the shares purchased over the purchase price. For assumptions in connection with the computation of the fair value of this award, see Note 16 of the consolidated financial statements included in Item 15 of the 2012 Form 10-K.
(5)	Represents the grant date fair value of an option for the purchase of 1,140,000 shares of our common stock at an exercise price of $0.30 per share awarded to Mr. Wendle on March 29, 2011. The option has a term of 10 years and vests 25% on the date of grant, and 25% upon each of the first, second and third anniversaries of the date of grant. For assumptions in connection with the computation of the fair value of this award, see Note 16 of the consolidated financial statements included in Item 15 of the 2012 Form 10-K.
(6)	Mr. Galvin earned a cash bonus to compensate for the estimated cost of income taxes which Mr. Galvin incurred in connection with the deemed compensation of $115,000 related to Mr. Galvin’s purchase of 500,000 shares of our common stock in January 2011 (See Footnote 7 below). This bonus was paid on July 13, 2012.
(7)	On January 23, 2011, Mr. Galvin purchased 500,000 shares of our common stock, valued at $120,000, for an aggregate purchase price of approximately $5,000. Amount shown represents the excess of the fair value of the shares purchased over the purchase price. For assumptions in connection with the computation of the fair value of this award, see Note 16 of the consolidated financial statements included in Item 15 of the 2012 Form 10-K.
(8)	Represents the grant date fair value of an option for the purchase of 1,050,000 shares of our common stock at an exercise price of $0.30 per share awarded to Mr. Galvin on March 29, 2011. The option has a term of 10 years and vests 25% on the date of grant, and 25% upon each of the first, second and third anniversaries of the date of grant. For assumptions in connection with the computation of the fair value of this award, see Note 16 of the consolidated financial statements, included in Item 15 of the 2012 Form 10-K.
(9)	At the beginning of 2011, Mr. Greber’s salary was $158,000. On February 22, 2011, Mr. Greber’s salary was increased to $235,000. Then, on October 24, 2011, Mr. Greber’s salary was decreased to $180,000 and remained at that level through December 31, 2012.
(10)	Represents the grant date fair value of an option for the purchase of 735,000 shares of our common stock at an exercise price of $0.30 per share awarded to Mr. Greber on March 29, 2011. The option has a term of 10 years and vests 25% on the date of grant, and 25% upon each of the first, second and third anniversaries of the date of grant. For assumptions in connection with the computation of the fair value of this award, see Note 16 of the consolidated financial statements included in Item 15 of this Annual Report on Form 10-K.

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(11)	Amount includes an auto allowance of $18,000, plus amounts paid for long-term care and disability insurance in 2011.

Employment Agreements

Effective January 1, 2012, each of Mr. Wendle, Mr. Galvin and Mr. Greber entered into an employment agreement with Environmental Quality Management, Inc., a wholly-owned subsidiary of the Company referred to herein as EQ. Each of their respective employment agreements expires on December 31, 2014, and is automatically renewed for an additional term of one year on each succeeding January 1, unless terminated earlier in accordance with its terms, or a notice of non-renewal has been provided.

Under the terms of their employment agreements, the executives receive the following annual base salaries: Mr. Wendle $230,000; Mr. Galvin $225,000; and Mr. Greber $180,000, each subject to upward adjustment from time to time at the discretion of the Compensation Committee. In addition, each executive is eligible to receive an annual bonus, determined in accordance with annual bonus programs established by the Board, and is also entitled to participate in our stock option plan and our employee benefit plans, programs and arrangements, at a level commensurate with the executive’s position. If we terminate any of the executives without Cause (as defined the employment agreements), (i) the executive will receive (a) his base salary and benefits through the date of termination and for a period of twelve months following his termination, (b) any unpaid annual bonus awarded for the last completed fiscal year, (c) the pro rata portion of any unpaid annual bonus earned for any fiscal quarter during the current fiscal year completed prior to the date of termination, and (d) the unpaid portion of his Transition Incentive Fee (as defined below), and (ii) all of the executive’s stock options that otherwise would be eligible to vest within the six months following his termination will be accelerated and vest as of the termination date.

As additional incentive compensation, on March 29, 2011, Mr. Wendle, Mr. Galvin and Mr. Greber were granted options for the purchase of 1,140,000, 1,050,000 and 735,000 shares of our common stock, respectively, at an exercise price of $0.30 per share, which options have a term of 10 years and vest 25% upon the date of grant and 25% upon the first, second and third anniversaries of the date of grant.

Effective January 1, 2012, pursuant to their employment agreements, each of the executives began receiving an additional $1,500 per month for automobile expenses.

Pursuant to the employment agreements, if a Change in Control Transaction (i) closes during the term of the employment agreement, or (ii) the Company and a buyer have signed a letter of intent or similar agreement that outlines the terms of the transaction during the term of the employment agreement, the executive is terminated by the Company other than for Cause, and the transaction closes within six months following such termination, the Company will pay the executive an amount equal to a specified percentage of the lesser of (x) 10% of the Net Equity Value (as defined in the employment agreements) received by the Company or its shareholders, as applicable, in connection with the Change in Control Transaction, or (y) $1,200,000 (the “Transition Incentive Fee”).  The applicable percentages for determination of the Transition Incentive Fee are as follows: Mr. Wendle 33-1/3%; Mr. Galvin 33-1/3%; and Mr. Greber 16-2/3%.  “Change in Control Transaction” means (x) the sale of all or substantially all of the outstanding stock of the Company to any person or entity other than ACP II and/or any of its affiliates, or (y) the sale or transfer of all or substantially all of the assets of the Company to any person or entity other than ACP II and/or any of its affiliates, in each case other than in a reorganization or recapitalization or other similar transaction among the Company and one or more of its affiliates.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unexercised options held by named executive officers as of the end of the fiscal year ended December 31, 2012.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
James E. Wendle	570,000	570,000	(1)	0.30	March 28, 2021
Robert R. Galvin	525,000	525,000	(1)	0.30	March 28, 2021
Jack S. Greber	367,500	367,500	(1)	0.30	March 28, 2021

(1) These options were granted on March 29, 2011, have a term of 10 years and vest 25% on the date of grant, and 25% on each of the first, second and third anniversaries of the date of grant.

2011 Stock Option Plan

The 2011 Stock Option Plan was adopted by the Board on March 29, 2011. The 2011 Stock Option Plan is administered by the Compensation Committee of the Board, and provides for the issuance of incentive and non-incentive stock options for the purchase of up to a total of 5,000,000 shares of our common stock (limited to a total of 4,750,000 shares underlying non-incentive stock options) to our key employees (as determined by the Board) and non-employee directors. The Compensation Committee has the authority to determine the amount, type and terms of each award, but may not grant options under the 2011 Stock Option Plan for the purchase of more than 1,500,000 shares of common stock to any individual during any calendar year and each option grant must have an exercise price at or above fair market value (as determined under the 2011 Stock Option Plan) on the date of grant.

Director Compensation

The following table sets forth a summary of the compensation earned by each non-employee director who served on the Board during the fiscal year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)	Stock Awards ($)	Total ($)
Walter Barandiaran	-		-	-
Carlos E. Agüero (1)	-		-	-
Jon Colin	-		-	-
Paul A. Garrett	31,260	(2)	-	-	31,260
Kurien Jacob (3)	-		-	-

(1)	Mr. Agüero served on the Board until his resignation on June 7, 2012.
(2)	Represents cash compensation received by Mr. Garrett for his service as Chairman of the Audit Committee.
(3)	Mr. Jacob became a director on June 8, 2012.

During the year ended December 31, 2012, except for Mr. Garrett, our directors were not separately compensated for their service as directors of the Company. During the year ended December 31, 2012, Mr. Garrett, Chairman of the Audit Committee, received a retainer of $2,000 in cash per month in consideration of his service as the Chairman of the Audit Committee, plus $1,500 in cash per Board meeting.

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Our Compensation Committee determined that for 2013, our directors who are not employees or deemed affiliates of the Company would receive compensation consisting of an annual award of an option for the purchase of 25,000 shares of our common stock and cash compensation consisting of a monthly retainer and a per board meeting fee of $1,000 and $1,000, respectively, for each of Messrs. Colin and Jacob, and a monthly retainer and a per board meeting fee $1,500 and $1,500, respectively, for Mr. Garrett in consideration of the additional workload required in connection with his role as the Chairman of the Audit Committee. Our Compensation Committee also determined that our directors who are not employees or deemed affiliates of the Company and who served on the Board during 2012 would receive an option for the purchase of 25,000 shares of our common stock as compensation for their prior service. Further, our Compensation Committee determined that effective as of the beginning of 2012 new directors would receive an initial award of an option for the purchase of 50,000 shares of our common stock.

On April 1, 2013, the Company granted options to purchase 25,000, 25,000 and 75,000 shares of common stock to Messrs. Colin, Garrett, and Jacob, respectively, in recognition of their service on the Board for 2012 and Mr. Jacob’s appointment to the Board in 2012. On July 1, 2013, the Company granted options to purchase 25,000 shares of common stock to each of Messrs. Colin, Garrett, and Jacob, in recognition of their service on the Board for 2013.

Directors who are employees or deemed affiliates of the Company are not expected to be separately compensated for their service as directors.

Upon Mr. Agüero’s resignation from the Board on June 7, 2012, the Compensation Committee of the Board deemed all of his outstanding unvested options to vest immediately, and extended the time allowed for him to exercise his vested options to June 30, 2013, after which these options expired unexercised.

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Stockholder Proposals

Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) must be received by the Company by no later than [•], 2014, for inclusion in our proxy statement and form of proxy relating to the 2014 Annual Meeting.

Under SEC rules, if the Company does not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2014 Annual Meeting, if the Company does not have notice of a stockholder proposal on or before [•], 2014, the Company will be permitted to use its discretionary voting authority as outlined above.

The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) (a) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (b) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such person has or shares a right to vote any shares of any class or series of the Company, (c) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company (“Short Interests”), (d) any rights to dividends on the shares of any class or series of the Company owned beneficially by such person that are separated or separable from the underlying shares of the Company and (e) any performance-related fees (other than an asset based fee) that such person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, or any Synthetic Equity Interests or Short Interests, if any (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to as “Disclosable Interests”); (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice or the beneficial owner, if any, on whose behalf the nomination is to be made, on the one hand, and each such person, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder giving the notice or the beneficial owner, if any, on whose behalf the nomination is to be made were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, provided, however that the Company may require such person to furnish other information as may reasonably be required by the Company to determine the eligibility of such person to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (3) any Disclosable Interests, provided, however, that for purposes of this clause (3), Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other such stockholder of record of the Company directed to prepare and submit a notice on behalf of a beneficial owner, and (4) any other information that is required to be provided pursuant to Regulation 14A under the Exchange Act if such stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made were a proponent to a stockholder proposal.

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Notwithstanding anything in the second sentence of the paragraph above to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and the cost of soliciting proxies will be borne by the Company. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. The Company will reimburse such persons for their reasonable expenses.

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Annual Report

The 2012 Form 10-K is being sent with this Proxy Statement to each stockholder and is available on the Company’s website at www.eqm.com. The 2012 Form 10-K contains audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2012. The 2012 Form 10-K, however, is not to be regarded as part of the proxy soliciting material.

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Annex A

AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

EQM TECHNOLOGIES & ENERGY, INC.

First:                 The name of this Corporation is EQM Technologies & Energy, Inc.

Second:            The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

Third:                The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:            A.       Classes and Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is one hundred and five million (105,000,000). The classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

1.	One hundred million (100,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”); and

2.	Five million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

B.           Blank Check Powers. The Corporation may issue any class of the Preferred Stock in any series. The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

A-1

Fifth:                Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Sixth:                The power to make, alter, or repeal the By-Laws of the Corporation, and to adopt any new By-Law, shall be vested in the Board of Directors.

Seventh:          To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors’ duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

Eighth:             The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

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EQM TECHNOLOGIES & ENERGY, INC.

ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 7, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of EQM Technologies & Energy, Inc., a Delaware corporation (the “Company”), hereby appoints Jon Colin and Robert R. Galvin, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s Annual Meeting of the Stockholders to be held at [•], local time, on November 7, 2013 (the “Annual Meeting”) at [•], and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board recommends a vote FOR the election of the listed nominees.

1.	Election of nominees named below to the Board of Directors of the Company.

☐ FOR ALL NOMINEES.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES.

☐ FOR ALL EXCEPT

        (See instructions below)

Nominees:	š	Walter H. Barandiaran
	š	Jon Colin
	š	Paul A. Garrett
	š	Jack S. Greber
	š	Kurien Jacob

INSTRUCTIONS:   To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

The Board recommends a vote FOR the following proposal.

2.	To approve an Amended & Restated Certificate of Incorporation of the Company increasing the number of authorized shares of the Company’s common stock from 70,000,000 to 100,000,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board recommends a vote FOR the following proposal.

3.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board recommends a vote FOR the following proposal.

4.	To approve an advisory resolution regarding the compensation of the Company’s named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board recommends a vote of 1 YR on the following proposal.

5.	To vote, on an advisory basis, on the frequency (whether every 1 year, every 2 years, or every 3 years) with which the Company’s stockholders shall be entitled to vote on an advisory resolution regarding the compensation of the Company’s named executive officers.

1 YR ☐	2 YRS ☐	3 YRS ☐	ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD
AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE: ___________________
(Signature of Stockholder)

DATE: ___________________
(Signature of Stockholder)

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.